EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors
Pinnacle Financial Partners, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-8 of Pinnacle Financial Partners, Inc. of our report dated January 20, 2004, which report appears in the December 31, 2003 annual report on Form 10-KSB of Pinnacle Financial Partners, Inc.

Nashville, Tennessee
April 23, 2004

            /s/ KPMG LLP